                                  EXHIBIT 21

                           PARENT AND SUBSIDIARIES


        The following is a list of El Paso Natural Gas Company and its subsidiaries as of December 31, 1995.



                                                                State or
                                                                Place of
             Company (1)                                      Incorporation
             -----------                                      -------------

El Paso Natural Gas Company
     Eastex Energy Inc.                                         Delaware
        Eastex Gas Production Company                           Delaware
        Eastex Gas Storage and Exchange, Inc.                   Delaware
        Eastex Gas Transmission Company                         Delaware
        Eastex Hydrocarbons Inc. (2)                            Delaware
        Eastex Power Marketing, Inc.                            Delaware
        EPGM Canada Inc.                                         Canada
        Heath Petra Exploration, Inc.                           Delaware
        Heath Petra Resources, Inc.                             Delaware
        Premier Gas Company                                     Oklahoma
     The El Paso Company                                        Delaware
     El Paso Development Company                                Delaware
        Ex-Mission Ranches, Inc.                                Delaware
     El Paso Energy Development Company (3)                     Delaware
        EPED Holding Company                                    Delaware
           EPED A Company                                    Cayman Islands
           EPED B Company                                    Cayman Islands
           EPED Ecuador Company                                 Delaware
           EPED SAM Holdings Company                            Delaware
     El Paso Energy International Company                       Delaware
     El Paso Field Services Company                             Delaware
        El Paso Intrastate Company                              Delaware
     El Paso Fuel Development Company                           Delaware
     El Paso Gas Marketing Company (4)                          Delaware
     El Paso Gas Services Company                               Delaware
     El Paso Gas Transportation Company                         Delaware
     El Paso Mojave Pipeline Co. (5)                            Delaware
     El Paso Natural Gas Foundation                              Texas
     El Paso Natural Gas Service Company                        Delaware
     El Paso New Chaco Company                                  Delaware
     El Paso TransColorado Company                              Delaware
     EPNG Mojave, Inc. (5)                                       Texas
     Mt. Franklin Insurance Ltd.                                Bermuda


(1) The names under which such companies do business are as listed unless otherwise footnoted.

(2) Also qualified to do business in New York under the name "Eastex Hydrocarbons of Delaware."

(3) Also qualified to do business in New York under the name "El Paso Energy Development Company Inc."

(4) Also qualified to do business in New York under the name "El Paso Gas Marketing Company, Inc." In addition, the Company conducts business in Texas under the name listed above and under the name "Pecos Gas Services Company."

(5) Mojave Pipeline Operating Company is a wholly owned subsidiary of Mojave Pipeline Company, a Texas general partnership, in which each of El Paso Mojave Pipeline Co. and EPNG Mojave, Inc. own a 50% interest.

(1) The names under which such companies do business are as listed unless otherwise footnoted.

(2) Also qualified to do business in New York under the name "Eastex Hydrocarbons of Delaware"

(3) Also qualified to do business in New York under the name "El Paso Energy Development Company Inc."

(4) Also qualified to do business in New York under the name "El Paso Gas Marketing Company, Inc." In addition, the Company conducts business in Texas under the name listed above and under the name "Pecos Gas Services Company."

(5) Mojave Pipeline Operating Company is a wholly owned subsidiary of Mojave Pipeline Company, a Texas general partnership, in which each of El Paso Mojave Pipeline Co. and EPNG Mojave, Inc. own a 50% interest.